UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                               September 19, 2005


                                SUPERCLICK, INC.
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                 (Name of Small Business Issuer in its charter)


                              WASHINGTON 52-2219677
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        (State or other jurisdiction of (IRS Employer Identification No.)
                         incorporation or organization)

                 4275 Executive Square Suite 215 La Jolla 92037
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               (Address of principal executive offices) (Zip Code)


                    Issuer's Telephone Number (858) 518-1387
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                       Issuer's Fax Number (858) 279-1799
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Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

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Item 2.02    Results of Operations and Financial Condition

On September 15, 2005, Superclick, Inc. (the "Company") filed its Quarterly Report on Form 10-QSB for the quarter ended July 31, 2005.

Net Sales for the three months ended July 31, 2005 and 2004 was $459,599 and $721,551, respectively. Net Sales for the nine months ended July 31, 2005 and 2004 was $2,555,266 and $1,319,672, respectively. The three month decrease of $261,952, or 36% on a year over year basis is due to a restructuring and downsizing of our direct sales force and transition to an interim management team.

The nine month increase of $1,235,594, or 94% on a year over year basis is directly attributable to the successful signing of significant contracts and completing those installations during the first half of 2005. Continued successes in gaining market acceptance of our product offering contributed to winning additional competitive contracts with high profile customers.

Selling, General and Administrative expenses for the three months ended July 31, 2005 and 2004 were $709,769 and $461,319 respectively. Selling, General and Administrative expenses for the nine months ended July 31, 2005 and 2004 were $2,160,610 and $1,211,664 respectively. The three and nine month increase of $248,450 and $948,946 represents a 54% and 78% increase, respectively, on a year over year basis and is the result of additional personnel costs required to fulfill the successfully acquired contracts. The increased costs resulted from adding personnel required to support the deployment, delivery, and installation of our product which drove the increased sales volume. Additionally, other associated cost increases were incurred for infrastructure such as office space, communications, etc. Since there were more installations covering a larger geographic area travel costs also increased.

Net loss for the three months ended July 31, 2005 and 2004 was $431,450 and $237,458, respectively. Net loss for the nine months July 31, 2005 and 2004 were $1,068,017 and $798,977 respectively. The three and nine month increase in net loss of $193,992 and $269,040 represents a 82% and 34% increase, respectively, on a year over year basis and is due to higher costs related to professional fees, increased office expense due to expansion into larger facilities to accommodate growth, compensation of additional personnel and the expensing of stock options with less offset from lower than expected quarter revenues.

Item 9.01    Financial Statements and Exhibits

      (c)  Exhibits:

The following exhibit is furnished with this report on Form 8-K:

      99.1 Press Release dated September 19, 2005.

                                   SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SUPERCLICK, INC.



Date: September 19, 2005              By: /s/ Todd M. Pitcher
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                                      Todd M. Pitcher
                                      Interim Chief Financial Officer and
                                      Principal Accounting Officer